As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Technology Way, Norwood, MA	02062-9106
(Address of Principal Executive Offices)	(Zip Code)

Analog Devices, Inc.

2006 Stock Incentive Plan

(Full Title of the Plan)

Margaret K. Seif

Vice President, General Counsel and Secretary

One Technology Way

Norwood, MA 02062

(Name and Address of Agent For Service)

(781) 329-4700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.16 2/3 par value per share	5,446,637 shares(2)	$35.69(3)	$194,390,475(3)	$22,278

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	904,250 of these shares were previously registered pursuant to a registration statement on Form S-8 (File No. 333-75170) (the “2001 Registration Statement”) filed by the Registrant on December 14, 2001 in connection with the Registrant’s 2001 Broad-Based Stock Option Plan (the “2001 Plan”). These shares, which were previously subject to awards granted under the 2001 Plan, became available for grant under the 2006 Stock Incentive Plan (the “2006 Plan”) when the awards under which they were granted were cancelled or expired. The Registrant is transferring such shares from the 2001 Registration Statement and has filed a Post-Effective Amendment to the 2001 Registration Statement deregistering such shares in connection with such transfer. 4,542,387 of these shares were originally registered pursuant to a registration statement on Form S-8 (File No. 333-40222) (the “1998 Registration Statement”) filed by the Registrant on June 27, 2000 in connection with the Registrant’s 1998 Stock Option Plan (the “1998 Plan”). These shares, which were previously subject to awards granted under the 1998 Plan, became available for grant under the 2006 Plan when the awards under which they were granted were cancelled or expired. The Registrant is transferring such shares from the 1998 Registration Statement and has filed a Post-Effective Amendment to the 1998 Registration Statement deregistering such shares in connection with such transfer.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on June 4, 2012.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which Registration Nos. 333-163653 filed on December 11, 2009, 333-156309 filed on December 19, 2008 and 333-132409 filed on March 14, 2006 (collectively, the “Existing Registration Statements”) relating to the Analog Devices, Inc. 2006 Stock Incentive Plan, as amended (the “2006 Plan”), are effective.

Analog Devices, Inc. (“Analog”) is registering an additional 5,446,637 shares of its common stock under the 2006 Plan with the filing of this registration statement on Form S-8. 904,250 of these shares were previously registered pursuant to a registration statement on Form S-8 (File No. 333-75170) filed by Analog on December 14, 2001 in connection with Analog’s 2001 Broad-Based Stock Option Plan (the “2001 Plan”). These shares, which were previously subject to awards granted under the 2001 Plan, became available for grant under the 2006 Plan when the awards under which they were granted were cancelled or expired. The remaining 4,542,387 shares were originally registered pursuant to a registration statement on Form S-8 (File No. 333-40222) filed by Analog on June 27, 2000 in connection with the Analog’s 1998 Stock Option Plan (the “1998 Plan”). These shares, which were previously subject to awards granted under the 1998 Plan, also became available for grant under the 2006 Plan when the awards under which they were granted were cancelled or expired.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement incorporates by reference the contents of the Existing Registration Statements.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 6th day of June, 2012.

ANALOG DEVICES, INC.

By:	/s/ Jerald G. Fishman
Jerald G. Fishman President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman, David A. Zinsner and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray Stata Ray Stata	Chairman of the Board	June 6, 2012

/s/ Jerald G. Fishman Jerald G. Fishman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2012

/s/ David A. Zinsner David A. Zinsner	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Seamus Brennan Seamus Brennan	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 6, 2012

/s/ James A. Champy James A. Champy	Director	June 6, 2012

/s/ John C. Hodgson John C. Hodgson	Director	June 6, 2012

/s/ Yves-Andre Istel Yves-Andre Istel	Director	June 6, 2012

/s/ Neil Novich Neil Novich	Director	June 6, 2012

/s/ F. Grant Saviers F. Grant Saviers	Director	June 6, 2012

/s/ Paul J. Severino Paul J. Severino	Director	June 6, 2012

/s/ Kenton J. Sicchitano Kenton J. Sicchitano	Director	June 6, 2012

Lisa Su	Director

INDEX TO EXHIBITS

Number	Description

4.1	Restated Articles of Organization of the Registrant, filed with the Commission on May 20, 2008 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2008 (File No. 1-7819) and incorporated herein by reference,

4.2	Amendment to Restated Articles of Organization of the Registrant, filed with the Commission on December 8, 2008 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) and incorporated herein by reference.

4.3	Amended and Restated By-Laws of the Registrant, filed with the Commission on January 28, 2010 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) and incorporated herein by reference.

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Analog Devices, Inc. 2006 Stock Incentive Plan, filed with the Commission on May 22, 2012 as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2012 (File No. 1-7819) and incorporated herein by reference.